Exhibit 4.8.58 -Self-Control Components - SIMATIC PANEL Catalogue 4030

SIMATIC Panels

Operator panels to suit every requirement

Product Sample · April 2008

SIMATIC Panels
Product Sample • 2008

SIMATIC Panels
WinCC flexible Software

Technical Descriptions and Annex

SIMATIC Panels
Operator panels to suit every requirement

SIMATIC Panels have been proving their value in many different applications in all industrial sectors for many years now. And they have not lost their innovative strength during all this time. The latest example: As worldwide novelty we present a wireless Mobile Panel in this brochure. The special feature: Safety functionality over Wireless LAN. Only SIMATIC products can offer such a high degree of flexibility and ease of operation, combined with operational safety.

Using SIMATIC HMI, our comprehensive solution for operator control and monitoring, you can master the process and keep your machines and plants running optimally.

Regardless of the industry or application: SIMATIC Operator Panels provide the interface between man and machine and offer maximum transparency. Rugged, compact, and versatile – they may be integrated into any production and automation system at any time.

SIMATIC Operator Panels are ideally designed for global use. You can switch between five languages during operation at the push of a button. Even Asian and Cyrillic characters can be displayed.

The innovative configuring and visualization software SIMATIC WinCC flexible enables easy configuration of several languages. What's more, SIMATIC Operator Panels can be connected to nearly every commercially available controller.

The product range includes all versions:  from a simple opera- tor keypad to mobile and stationary panels and all the way to the flexible Multi Panel. Devices with PROFINET connection are used for solutions that utilize the Industrial Ethernet standard for automation.

SIMATIC Operator Panels are a part of Totally Integrated Automation (TIA), the globally unique, comprehensive range of products and systems for company-wide automation in all industries. Thanks to the unique integration of TIA, you benefit from clearly reduced engineering overhead and therefore also from considerably lower total costs.

So put your trust in SIMATIC Operator Panels! They provide you with the right solution for any application so you can take control of the most complex processes and increase the avail- ability and therefore the productivity of your plants.

SIMATIC Panel

SIMATIC Panels – Highlights	4
Despite all the diversity: Ruggedness, user-friendliness, and high-quality displays are the distinguishing features of SIMATIC Operator Panels
WinCC flexible	6
The integrated engineering software: Scalable and thus optimally adapted to the performance of the device used: from Micro Panels to Multi Panels and PCs.
Push Button Panels	9
The bus-compatible alternative to conventional keypad operator panels. They are preassembled and ready for use. Configuring software is not required.
Micro Panels	10
Operator panels, tailored to applications with the SIMATIC S7-200 Micro PLC for automation tasks in the lower performance range.
Panels	14
For efficient operation and monitoring of machines in various performance classes – either as Touch Panels (TP) with touch-sensitive display or as Operator Panels (OP) with membrane keyboard.
Multi Panels	14
The main characteristics of Multi Panels (MP) are their performance, openness, and expandability. They also allow the integration of several automation tasks on one platform.
Mobile Panels	16
The portable operator panels facilitate operator control and monitoring at the actual location of the event. Safety Wireless provides safety functions (emergency stop and enabling button) at any point at a machine or in a system  – wirelessly.

Thin Clients	19
Thin Clients are low-cost operator terminals that provide HMI functionality on site in large or extensive systems.
Panels with stainless steel front	20
They are designed for the food, beverages and tobacco industries.
Customer-specific solutions	21
Our offer ranges from customized logos on the surface to different colors and even a complete operator station.

SIMATIC Panels - Highlights

Operator panels which fulfill many different requirements

Rugged for use at the machine level

With IP65/NEMA 4 degree of protection on the front side, high EMC and extreme vibration resistance, the SIMATIC Operator Panels are ideally suited for the use at machine level in rough industrial environments. Approvals for many different sectors/ applications are the proof. (www.siemens.com/simatic/certificates)

Selection of possible operating modes

SIMATIC Panels are available as Key or Touch panels. OP 177B even offers both at the same time.

Everything at a glance on brilliant displays

All SIMATIC Operator Panels have large, bright and high-contrast displays for optimal operator control and monitoring. Text-based or with pixel graphics, in color or monochrome, with display sizes from 3 to 15 inches. The long service life of the backlighting is exemplary.

Different connection options for controllers and I/O devices

As standard SIMATIC Panels communicate over PROFIBUS. PROFINET/Ethernet are gaining importance. Many SIMATIC Panels are already prepared for this. Other devices, such as printers, can be connected through additional interfaces such as USB.

The software: integrated and scalable

SIMATIC Panels are configured with a system-wide software tool: SIMATIC WinCC flexible. WinCC flexible is scalable to match the different performance levels of the panels.

Perfectly suited for worldwide use

Approvals for the most important export countries are avail- able. In addition to the standard version of WinCC flexible with five configuration languages (German, English, French, Spanish and Italian), there is also a version for Asia with four Asian languages. Multiple language configuration is supported by automated text translation and text export and text import functions. Up to 32 languages can be administered in one project.

Open for a wide variety of automation systems

Different interfacing options for SIMATIC S7, drivers for non- Siemens controllers and vendor-independent communication over OPC ensure correct connection for many different automation solutions.

Embedded Automation on the basis of SIMATIC Multi Panels

Embedded Automation stands for control solutions specially tailored to embedded operating systems, which as hardware utilize rugged diskless devices without fans. SIMATIC Multi Panels support Embedded Automation in a special way. The innovative hardware platform offers a number of functions and special features that support even the most complex HMI applications. The integrated Microsoft Media Player, for example, permits the display of videos. Internet Explorer and Microsoft Viewer permit the display of many different documents that are stored locally or are downloaded from the Internet.

With the PLC SIMATIC WinAC MP 2007 software, Multi Panels (MP277 and MP377) can also be used for controlling. Thus a low-cost alternative to automation solutions with controller and panel is created. Remanent storage of process data in case of a power failure is possible and this is an important feature for Embedded Automation.

Read more about SIMATIC Multi Panels and the software PLC on page 13

Benefits of Totally Integrated Automation

With Totally Integrated Automation (TIA), Siemens is the only supplier who offers a system-wide, integrated product and system range for automating the complete production work-flow. The distinguishing feature of TIA is that it is completely integrated. The reduced number of interfaces results in very clear structures. This reduces time and costs required for engineering the automation solution and increases the availability of the plant.

SIMATIC WinCC flexible, the integrated engineering tool for the SIMATIC HMI Operator Panels, is part of TIA and uses the same database as STEP 7, This saves time spent on inputting data and ensures data consistency. The higher software quality that results is also found in a simplified and particularly effective system diagnostics.

SIMATIC Operator Panels – Highlights
■ Part of TIA: Integrated configuration, data management, and communication
■ Designed for tough industrial environments
– Rugged and compact
– Safe and ergonomic operation by means of keypads or touch screens
– Brilliant displays for best readability
■ Open and easy to extend
– Cross-manufacturer OPC communication
(OPC server) for multi panels
– Controls from many different manufacturers can be connected

– TCP/IP via PROFINET/Ethernet
– Innovative HMI concepts:
Traceability (Audit), distributed solutions, service and diagnostics via the Internet
■ Worldwide application with extensive language support, including Asian languages

The SIMATIC Operator Panel series at a glance
	Push Button Panels	Micro Panels			Panel		Multi Panels			Mobile Panel
	PP77/PP17	TD	77 Micro	177Micro	77	177	277	MP277	Mp377	Mobile 177	Mobile 277
mobile										■	■
stationary	■	■	■	■	■	■	■	■	■
Operator control
Touch Key Touch and Key	■	■	■	■	■	■ 1) ■ 1) ■	■ 1) ■ 1)	■ 1) ■ 1)	■ 1) ■ 1)	■	■
Display
TFT STN		■	■	■	■	■	■	■	■	■	■
Interfaces
PPI PROFIBUS PROFINET/Ethernet USB	■ ■ ■	■	■	■	■ ■ ■	■ ■ ■ ■	■ ■ ■ ■	■ ■ ■ ■	■ ■ ■ ■	■ ■ 1) ■ 1)	■ 3) ■ 3) ■ 4) ■
HMI functionality
Signaling system Recipes Archives Visual Basic scripts Software options	■ 2)	■	■	■	■ ■	■ ■ ■	■ ■ ■ ■ ■	■ ■ ■ ■ ■	■ ■ ■ ■ ■	■ ■ ■	■ ■ ■ ■ ■
If you are looking for exactly the right operator panel for your application, we recommend you use the SIMATIC HMI selection guide.

You can find it at: www.siemens.com/hmi-selection-tool –with the most up-to-date product range.

■ Feature always available
■ Feature available in the devices of the upper performance range

1)As device variant
2)Through integrated LEDs
3) Only Mobile Panel 277
4) Mobile Panel 277 IWLAN over WLAN

WinCC flexible

Maximum configuration efficiency for all applications

The WinCC flexible engineering software allows integrated configuring of all SIMATIC Operator Panels right up to PC-based visualization workstations.

WinCC flexible is the logical further development of the tried and tested ProTool and ProTool/Pro. Existing ProTool projects can simply be taken over and used for a project with WinCC flexible, thereby ensuring investment protection.

WinCC flexible is available in different variants graded according to price and performance. They are based on each other and are optimally tailored to the individual classes of operator panel. Free standard Chinese version of WinCC flexible can be provided to Chinese users, which can configure all SIMATIC operator panels. Asian or English advanced version of WinCC flexible must be used to configure computer (PC-based workstations).

Minimizing configuration costs by means of function block technology
Reusable objects can be centrally stored in a structured format in libraries. Part of WinCC flexible is a large number of scalable and dynamically variable objects for creating variable blocks. Changes to the image blocks only have to be performed at one central location. They then become effective wherever the block is used. This not only saves time, but also ensures data consistency.

Intelligent tools for efficient configuration
Table-based editors simplify the generation and processing of similar types of object, e.g. for variables, texts, or messages. Complex configuration tasks such as the definition of paths of motion or the creation of the fundamental operator prompting are simplified by means of graphical configuration.

Real-time operation through PROFINET IO
The new SIMATIC HMI Operator Panels of the 177 and 277 series now also support PROFINET IO. Thus time-critical operator inputs, e.g. as implemented over PROFIBUS by means of the DP direct keys, are now also possible based on Industrial Ethernet.

Operating and display options
Visualization for WinCC flexible is performed using a Windows-compliant user interface with parameterizable variable objects as well as technological variable blocks.

Alarms
Alarms can be generated in WinCC flexible as discrete alarms, analog alarms, and alarms by means of the Alarm_S message frame alarm procedure with SIMATIC S7.
User-defined alarm classes can be used to define acknowledgement functions and the visualization of alarm classes.

Logs and reports
WinCC flexible permits time and event-driven output of logs and reports. The layout can be freely selected.

Highlights WinCC flexible
■ Innovative configuration interface based on the latest software technologies
■ Function block libraries: Variable blocks are freely definable and reusable, and they can be modified centrally
■ Dynamic faceplates
■ You can configure intelligent tools such as graphic navigation and motion objects graphically, and configure bulk data conveniently (e.g. variable editor) etc.
■ Access protection with user ID and password
■ Recipe management
■ Report system
■ Language support for worldwide use:
– Manage 32 languages in one project
– Text library for multilingual texts and automatic translation
– Simple import/export of texts for translation
■ Complete configuration from ProTool can be utilized
■ Individually expandable with options:
– Sm@rt Client/Server concepts
– Service and diagnostics over the Internet
– OPC server communication
– Process diagnostics
– Logging and tracing of operator actions and configurations

Access security
Access protection can be activated, if required. Administrators can create user groups who have specific privileges.

Logging of process data and alarms
Process value and alarm archiving with WinCC flexible/Archives is used to record and evaluate process data. Process sequences are documented, the capacity utilization or the quality of products is monitored and recurring fault conditions are logged.

Management of recipes
WinCC flexible/Recipes is used to manage recipes which contain associated machine or production data.

Flexibly expandable via options

Remote maintenance simplifies service and support
The option WinCC flexible/Sm@rtService permits access to the PROFINET/Ethernet-compatible panels and multi panels from a PC via Internet Explorer. An e-mail can also be sent automatically from the operator panel to the maintenance personnel via an SMTP (Simple Mail Transfer Protocol) server. When using an e-mail/text message gateway, access is gained to standard networks, and in critical situations a text message can be sent to a mobile phone.

OPC for vendor-independent communication
With the WinCC flexible/OPC server option, the Multi Panels are capable of communicating with every OPC-compatible application (e.g. MES, ERP, or office applications) via Ethernet using TCP/IP.

Client/server functionality and plant-wide data exchange
With the WinCC flexible/Sm@rtAccess option, PROFINET-compatible panels and multi panels communicate with each other over PROFINET/Ethernet or the intranet/Internet.

Increased availability

WinCC flexible/ProAgent permits specific process diagnostics for machines and plants which are controlled by SIMATIC S7. In the case of a process fault, ProAgent acquires information about the location and cause of the fault and supports trouble- shooting.

Traceability and simple validation

The WinCC flexible/Audit option covers essential requirements outlined by GMP (Good Manufacturing Practice) and the FDA (Food and Drug Administration) in accordance with 21 CFR (Code of Federal Regulations), Part 11, for applications subject to validation in the pharmaceutical industry.

The creation of new versions and tracking of changes

Any change to the configuration can be recorded and as- signed a version number with the WinCC flexible/Change Control option. This fulfills the GMP requirements with respect to change control.

SIMATIC Push Button Panels
The innovative operator panels

SIMATIC Push Button Panels can be used to design conventional operator panels according to the motto "plug and control": They are ready for installation and pre- assembled. All that is required is the corresponding installation cutout and a bus cable (PROFIBUS DP or MPI) for connection to the controller. In this way, time-consuming individual assembly and wiring, as required for conventional operator panels, is not necessary. This reduces the time required for wiring by up to 90% compared to conventional wiring. All that is required is the corresponding installation cutout and the bus cable (PROFINET, PROFIBUS DP, or MPI) for connection to the controller.

SIMATIC Push Button Panels can be connected via:

• PROFINET
• PROFIBUS DP as standard slave with up to 12 Mbit/s to any DP master (including third-party masters)
• MPI to SIMATIC S7-200/-300/-400 (does not apply to PP17-I PROFIsafe).

PP17-I PROFIsafe

Push Button panel with 16 illuminated short-stroke keys and free, digital inputs and outputs, supplemented with fail-safe input channels (F-DI) for simple emergency stop applications.

With the help of the integrated PROFIsafe communication, the operator panel can be used for fail-safe operation with SIMATIC S7-F-CPU 300/400 for simple emergency stop applications. Up to 2/4 two-channel emergency stop buttons can be connected. The safety-relevant signals can achieve SIL3/Category 4 (with PROFIBUS) or SIL3/PL e, Category 3 (with PROFINET). The external dimensions and installation cut-out are the same as for the PP17-I.

Highlights Push Button Panels
■ Preassembled short-stroke keys with durable multicolored surface LEDs
■ All keys can also be used as individual switches
■ Integrated flashing frequencies and adjustable signal extension
■ Up to 16 DI/16 DO onboard for flexible expansions, e.g. for keys or lamps
■ Perforated 22.5 mm cutouts for integrating standard elements, e.g. buttons, lamps, emergency stop or key switches
■ Slide-in labels for individual labeling
■ Can be installed next to and combined with SIMATIC Panels
■ Central enable input
■ Service-friendly
– Maintenance-free, because it needs no battery
– Permanently integrated test functions, such as the lamp test

Additionally with PP17-I PROFIsafe
■ 1 to 4 F channels for emergency stop with PROFIBUS,
1 to 2 F channels for emergency stop with PROFINET
■ Up to 14 free digital inputs (depends on the number of connected emergency stop buttons) with PROFIBUS, 16 free digital inputs with PROFINET
■ Up to 14 free digital outputs (depends on the number of connected emergency stop buttons) with PROFIBUS, 8 free digital outputs with PROFINET

SIMATIC Micro Panels
Simple and affordable – ideal for the SIMATIC S7-200
The S7-200 Micro PLC is compact, modular, and has different communication ports. For this reason, it is suitable for diverse automation tasks. The micro panels are optimally adapted to the performance and applications of the S7-200.

They are available as text displays which are configured with SIMATIC Micro/WIN, but also as operator panels and touch panels with graphic displays configurable with WinCC flexible.

The Touch Panel TP 177micro has a 5.7'' STN display with 4 blue levels and a touch screen. Since it can also be installed vertically, it can be used in places where there is little space.

Coupling options
The SIMATIC Micro Panels are connected to the S7-200 with a standard MPI or PROFIBUS cable. In addition, multi-master communication, for example, for connection to networks, is possible.

Devices

SIMATIC TD400C
TD400C text display is a low-cost HMI, which enables the interaction between the operator or user and application precedure.
The following precedures are available on TD400C:
■ Configuration layer user menu to provide another structure for application interaction
■ TD400C Configuration device can display the alarm or message triggered by S7-200 CPU
■ able to find, monitor and revise the inherent process variable of the application program

Technical characteristic of TD400C：
■ TD400C is a 2 lines（big font）or 4 lines（small font）text display connected to S7-200 CPU
■ TD400C is blue backlighting LCD, with resolution of 192×64
TD400C is supplied from S7-200 CPU through TD/CPU cable or supplied by 24V direct current

SIMATIC K-TP 178micro
K-TP 178micro, new touch panel, is specially designed for S7-200 applications with graphic features and provide users guidance for all projects at the same time.
The combination of Touch Screen and function keys greatly simplifies the operation and monitoring process. During the operation of K-TP 178micro, operating state displayed on LED and auditory tone cues during the touch operations ensure the protection for operators.

Highlights：
■ 5.7 inch Touch Screen ，blue fourth gray scale display
■ user-friendly operation interfaces：Touch Screen + keying
■ fast system start and operation response
■ 5 on-line language，32 language for global use
■ powerful Password Protection with 50 user groups
■ Higher reliability and protection against attack and shock and water and dirty proof
■ 32 bit ARM7processor with superior performance

SIMATIC OP 73micro ■ 3 inch Graphic Display ■ 4 free grouping keys and 8 system keys ■ WinCC ﬂexible Configuration

SIMATIC TP 177micro ■ 5.7 inch pixel Graphic Display ■ Touch Screen ■ can be installed Vertically ■More graphic options through vectogram ■ tendency chart ■ WinCC ﬂexible Configuration
For more information on micro panels in www.ad.siemens.com.cn/products/as/hmi/panels

SIMATIC Panels — The 77 series

The entry level for graphics-capable and monitoring

The SIMATIC Panels of the 77 series are the low-cost entry-level devices in the range of graphics-capable operator panels.

The pixel-graphics display can be used for the graphical display of the processes using, for example, bit maps or bar graphs. The font size can be varied to achieve excellent readability even from a distance. Graphics can be used instead of text for labeling the function keys. This enables intuitive user interfaces to be created and saves translation work.

Connection to controller
The OP 73, OP 77A and OP 77B can be connected to SIMATIC S7-200/-300/-400. The OP 73micro variant has been specially designed for SIMATIC S7-200. .

Three devices are available:
• SIMATIC OP 73 Operator Panel with 3" graphics display(160 x 48 pixels)
• SIMATIC OP 77A and OP 77B Operator Panel with 4.5" graphics display (160 x 64 pixels)

As the most powerful panel in the 77 series, the OP 77B includes simplified data handling and more communication options than the OP 73 and OP 77A.

Simple data handling for OP 77B

Using a generally available multimedia card, the memory available for recipe data and project back-up can be expanded significantly with the OP 77B. The recipes can be stored in standard format (CSV) for further processing in the PC using, for example, Excel. Back-up and restore functions for the complete project allow panels to be replaced easily in the event of a fault, for example.

Highlights of the SIMATIC Panels of the 77 series
■ 3" or 4.5" pixel-graphics display also supports bitmap and bar displays
■ Compact, space-saving design (installation cut-out as for the predecessor versions OP3 or OP7)
■ MPI and PROFIBUS onboard
■ 5 online languages, also Asian and Cyrillic characters
■ Graphical labeling of softkeys possible
■ New powerful functions, e.g. comprehensive alarm concept with freely-definable alarm classes

Additional communication options for OP 77B
The OP 77B features a USB interface for connecting a printer or downloading a project.

The project can also be loaded to the device over the RS 232 interface or from a central location via MPI or PROFIBUS. Remote download of the configuration, for example, with a modem or SIMATIC TeleService saves money and time during servicing.

SIMATIC Panels — the 170 series

Graphics-capable and monitoring for all applications

The text panels, touch panels and operator panels of the 170 series have proved themselves for operator control and monitoring of small applications. The 177 devices provide universal units with higher performance, increased memory and higher resolution. The higher order devices have a retentive message buffer, and the color devices also have a PROFINET/Ethernet interface.

SIMATIC TP 177A—Operator control and monitoring at a favorable price

The Touch Panel TP 177A has an especially favorable price/ performance ratio. It facilitates the use of graphics devices with intuitive touch operation, even for small projects and on low budgets.

SIMATIC TP 177B and OP 177B – Intuitive and innovative
The TP 177B and OP 177B are available with 4 blue mode（TP177B DP/OP177B DP）or 256-color STN displays（TP177B DP/PN/OP177B DP/PN）. The OP 177B with additional membrane keyboard has been designed for applications that can not do without mechanical keys. It has a rugged design and is therefore appropriate for industrial use. The special feature of the OP 177B is that the keys have been supplemented by a touch display. The function keys of the OP 177B can additionally be configured as system keys as desired.

It is therefore possible to provide operators with the keys specifically required for a certain picture in addition, or as alternative, to the virtual keyboard. The mounting dimensions of the OP 177B are compatible with those of the OP 17, thus providing the optimum preconditions for the innovative replacement of the successful text panels.

Highlights TP 177A

■ Pixel-graphics 5.7" STN display, blue mode (4 levels)
■ Vertical mount possible (resolution 240 x 320)
■ Signaling system with freely definable signal classes (status/fault signals) for defining acknowledgment behavior and presentation of the signal events
■ Further graphics options through vector graphics
■ Trend display
■ Functions for switches, indicator lamps, password protection, displays, bar charts, input and output fields, predefined texts, etc.
■ Recipes
■ Easy servicing thanks to maintenance-free design and long service life of the backlighting

Highlights TP 177B and OP 177B
■ Choice between Touch and Key versions possible. OP 177B combines Touch and Key
■ Non-volatile message buffer (without battery, therefore maintenance-free)
■ Function keys can be assigned system functions and configured as direct keys
■ 2 MB user memory plus additional integral recipe memory
■ 12 MB onboard PROFIBUS interface
■ Color variants with additional PROFINET/Ethernet interface
■ Interface for standard multimedia card for saving recipe data, configurations, and system data
■ USB port, e.g. for printer connection, external keyboard

SIMATIC Panels — the 170 series

Powerful Panel

Based on the Windows CE operating system, the devices of the 277 series offer innovative operator control and monitoring combined with the tried and tested advantages of the operator and touch panels: Ruggedness, stability and simple handling.

A number of options for innovative automation and operator concepts can be utilized during configuration with WinCC flexible. Standard hardware and software interfaces ensure more flexibility and openness and access to the office world. Archive data, for example, can be loaded directly into Excel and then processed further.

SIMATIC TP 277

The SIMATIC Touch Panel TP 277 for operator control and monitoring at the machine level is available with a brilliant 6" TFT display in a new industrial design. In addition to its optimized performance, the device also features USB, MPI/DP, and PROFINET/Ethernet interfaces. The 4-MB user memory can be expanded for archives and recipe data by means of the Multi Media Card Slot.

SIMATIC OP 277

Das SIMATIC OP 277 Operator Panel is operated by means of a membrane keyboard, otherwise it has the same functionality as the TP 277.

Highlights TP/OP 277

■ Standard interfaces for more flexibility
– Multi Media Card Slot for memory expansion or
additional interfaces
– PROFINET/Ethernet interface
– Integrated USB port for connection of
I/O devices which are approved for Windows CE (keyboard, mouse, printer)

■ Retentive data memory
■ Standard Windows CSV file format for
further processing of the data with standard tools
■ Visual Basic Scripts

SIMATIC Panels — the 170 series

SIMATIC Multi Panel

Thanks to Windows CE, the multifunctional platforms offer PC-like openness and flexibility combined with rugged, compact, and cost-optimized hardware. Without hard disk and fan, the SIMATIC Multi Panels can be used for visualization even where high vibrations or dust-laden atmospheres restrict the use of a PC.

Multi Panels are distinguished by their high performance, openness and expandability and permit integration of additional software applications based on standard Windows CE. This means the multi panels can combine several automation functions on a single platform. HTML documents for operating or work instructions, for example, can be displayed with the help of the Microsoft Internet Explorer (preinstalled). It can be configured which Internet/intranet pages are accessible.

SIMATIC MP277 and MP 377 Multi Panel

Individual function expansions
• Additional functions can be configured with Visual Basic scripts. Logic operations, loops, and decisions, for example, can also be executed outside the controller. More complex functional expansions for customer-specific requirements can be implemented.
• The WinAC MP 2007 option is a software PLC under Windows CE. WinAC MP runs simultaneously with WinCC flexible. Thus the multi panel becomes a cost effective solution for visualization and control tasks. The ruggedness is ensured due to the fanless and diskless hardware of the multi panels. Process data are backed up automatically in case of a power failure. The WinAC MP 2007 is available in two variants optimized for the performance of the Multi Panels MP 277 or MP 377. Their functional scope is similar to the one of the CPU 315 (WinAC MP 277) or CPU 317 (WinAC MP 377) of the SIMATIC S7 and they are configured and programmed in STEP7. The I/O is connected to the controller over PROFIBUS DP. WinAC MP 2007 can be purchased individually or even more cost-effectively together with a multi panel.

More than the function of human-computer interface

Central data management or project management

Access to the office world is opened up by networking the multi panels using PROFINET/Ethernet. Archives and recipes can be stored and managed centrally on the higher-level computer, and data can be exchanged without problems. For printer functions, the multi panels can use printers integrated into the network.

Highlights of the Multi Panels
■ Rugged design
■ HTML documents can be accessed from HMI applications with internal Internet Explorer
■ High memory capacity. In addition, memory expansions are possible by means of card slots, e.g. for archives or recipes, backup/restore
■ Onboard MPI, PROFIBUS, PROFINET/Ethernet, and USB interfaces
■ Brilliant TFT display with 64 K colors
■ Modular expansion possible with options such as
– Software PLC SIMATIC WinAC MP 2007
– OPC server for vendor-independent communication
– Sm@rtService for remote maintenance and service over the intranet/Internet
– Sm@rtAccess for getting started with client/server functionality
– ProAgent for visualizing process diagnostics messages
■ Audit for traceability and simple validation
SIMATIC MP 277

The MP 277 are the entry-level multi panels. They are already equipped with the innovative Windows CE 5.0 operating system. Compared to the predecessor version MP 270, a considerable increase in performance was achieved. The retentive message buffer offers benefits to both operators and service personnel.

MP 277 Multi Panels are available in the following variants:
• 7.5" touch display,
• 7.5" display and membrane keyboard,
• 10.4" touch display,
• 10.4" display and membrane keyboard.
The high-resolution TFT displays display 64 K colors.

SIMATIC MP 377
The MP 377 Multi Panels fulfill the highest performance requirements for complex applications. They are equipped with the innovative Windows CE 5.0 operating system. Compared to the predecessor version MP 370, an increase in performance could be achieved. The retentive message buffer offers benefits to both operators and service personnel. Since the latest technologies are utilized for the interfaces (PROFINET,2 x USB 2.0, MMC/SD card slot), a maximum degree of investment protection is ensured.

MP 377 Multi Panels are available in the following variants:
• 12" touch display
• 12" display and membrane keyboard
• 15" touch display
• 19" touch display

The high-resolution TFT displays display 64 K colors.

SIMATIC MP 277 Multi Panel

The integrated Microsoft Media Player provides multimedia functionality and permits the display of videos. In addition to an expanded Internet Explorer, Word documents, Excel tables, and PDF documents can be displayed in the Microsoft Viewers.

Accessories for SIMATIC MP 277 and MP 377

A rugged USB hub with IP65 degree of protection with 4 interfaces that can be accessed at the front or rear is now available for the new multi panels. This hub permits the quick connection of I/O devices such as USB sticks and printers without having to open the control cabinet door and possibly interrupting the plant operation.

SIMATIC Mobile Panels
Mobile operator control and monitoring

Regardless of industry or application, if mobility is required for the on-site control and monitoring of machines and plants, mobile panels offer some crucial ad- vantages: The machine operators or commissioning engineers are able to work exactly where they have the best view of the workpiece or process.

SIMATIC Mobile Panels are compact and ergonomically designed, while at the same time being rugged enough for industrial use. They are operated by means of touch screens and membrane keyboards. Additional control elements (e.g. handwheels, key switches, illuminated pushbuttons) increase user-friendliness and permit direct access to the I/O over PROFIBUS and PROFINET/Ethernet. As part of the sophisticated safety concept, the STOP pushbutton can be used for stopping the machine in critical situations.

Compact and ergonomic design

With its low weight and handy, compact structure, the mobile panel is easy to handle. It permits different holding and grip- ping positions and can be easily operated for longer periods both by right-handed and left-handed people.

Rugged design for industrial use

Thanks to the double-walled structure and the rounded casing, SIMATIC Mobile Panels are extremely shock-resistant. For example, they can survive a fall from a height of more than one meter without damage. The STOP pushbutton in particular is protected with a "protective collar". This minimizes the possibility of unintentional triggering of the safety function or the risk of damage when the device is dropped. SIMATIC Mobile Panels are completely dust and splashwater-proof (IP65 degree of protection). The high requirement for ruggedness also comprises the terminal box and cable.

Mobile Panel 177 (left) or 277 (right) – the right model for every application – also with PROFINET/Ethernet connection.

Highlights of the Mobile Panels
■	Rugged design for industrial use
■	Ergonomic, compact and light-weight
■	Flexible thanks to hot swapping
■	Insertion and removal without interrupting the emergency stop circuit (with connection box Plus)
■	Reliable operation with sophisticated safety concept
■	Connection point recognition
■	Integrated interfaces: Serial, MPI, PROFIBUS or PROFINET/Ethernet
■	Short device ramp-up time after docking

Reliable and secure operation

SIMATIC Mobile Panels are easy and reliable to use and ensure short response times.

Operation takes place intuitively via the touch screen or membrane keyboard, which provide perceptible and thus reliable feed-back – even when the operator is wearing gloves.

For time-critical operation and control processes with very short response times the membrane keyboard and touch screen can also be connected directly to the distributed I/O. Even the additional control elements can be configured as direct keys. With the optional wall bracket, the mobile panel can be securely stored or used as a stationary terminal.

Innovative connection solutions

The mobile panel is simply plugged into the connection box wherever it is needed on the machine and is immediately ready for use. The rugged and safe connection box with IP65 protection can be mounted anywhere, even outside the control cabinet. It ensures fault-free hot-swapping.

Fast device ramp-up

The mobile panels are characterized by a fast device ramp-up after plugging them into the connection boxes. By using an optional battery pack, the ramp-up time of the mobile panel – after a short period of separation from the connection box – can again be significantly reduced.

Connection point recognition

The SIMATIC Mobile Panel can be configured such that the user interface changes according to the connection point. The connection point is clearly detected when the mobile panel is plugged into the connection box. This enables machine- specific HMI calculations or actions to be performed depending on the selected connection point.

Integrated interfaces

Mobile panels are available with PROFIBUS and PROFINET/ Ethernet connection. The connecting cable can be up to 25 meters long. The interfaces are already integrated and a variety of drivers – even for non-Siemens PLCs – are also included in the scope of supply. The PROFINET connection boxes can be connected in series with integrated switches.

Sophisticated safety concept

SIMATIC Mobile Panels offer the option of making safety functions available on a mobile basis at any point of a machine or plant. It has two enabling buttons which ensure the protection of personnel and machines in critical situations (dead man's switch). The enabling buttons are integrated into the handle on the back.

Device models with an additional STOP pushbutton can be wired into the emergency shutdown circuit of a machine or plant by means of the connection boxes.
In this way, the STOP pushbutton offers the functionality of an emergency stop pushbutton, but differs visually from conventional emergency stop devices due to its gray color to avoid confusion.

STOP and enabling pushbuttons are designed with dual circuits according to the safety regulations (EN 60204-1). This means it is possible to achieve Safety Category 3 to EN 954-1.

Connection at one point of the machine

The "Basic" connection box is used for connecting SIMATIC Mobile Panels with STOP pushbutton to one point of the plant. The disconnection of the device in this case causes an opening of the emergency STOP circuit and thus triggers the emergency stop.

Variable connection to different stations of a machine or plant

If you use a mobile panel with STOP pushbutton together with a connection box "Plus", a configuration can be set up in which the mobile panel can be used at different connection points.

When the mobile panel is connected, the device is looped into the emergency stop circuit. The emergency stop circuit remains closed regardless of whether the mobile panel is plugged in or disconnected. If the mobile panel is disconnected during operation, the emergency stop circuit in the connection box Plus is automatically closed which prevents triggering of the emergency stop circuit.

Variable connection to different stations, using the Mobile Panel 177 as example

SIMATIC Mobile Panel

Mobile operator control and monitoring – wireless and with complete safety functionality

The SIMATIC Mobile Panel 277 IWLAN is a worldwide novelty in the field of operator control and monitoring: a wireless operator panel with full HMI functionality. Two variants are available: one device for wireless operator control and monitoring without safety functionality and one with safety functionality.

Certified safety

The SIMATIC Mobile Panel 277F IWLAN has two enabling buttons and one emergency stop button. A fail-safe SIMATIC F-CPU must be used to be able to utilize the safety functions.

The suitability of the device for particularly high safety requirements was tested and certified by BGIA and TÜV.

Definite effective ranges

The SIMATIC WinCC flexible engineering software can be used to define areas from where the machine with enabling but- tons can be operated. Within these "effective ranges", the de- vice is identified through transponders. This ensures reliable operation and the clear assignment of suitable operating screens and operator authorizations from any point in the plant.

Location-dependent behavior can also be defined for the SIMATIC Mobile Panel 277 IWLAN (without safety function). Here the transponder can generate zones where specific function are configured, e.g. an automatic screen display or opera- tor authorizations for specific persons.

Rugged for tough industrial environments

With its IP65 degree of protection and a drop height of over one meter, the device can be optimally used in tough industrial environments. The powerful batteries can be replaced without interrupting operation. This ensures trouble-free operation.
WLAN area and effective range

The WLAN area is the area in the plant where the operator pa- nel communicates with further communication stations over a wireless local area network.

1 Access Point as network transition from WLAN to PROFINET
2 WLAN area in which communication with the Access Point is possible
3 Mobile panel in the effective range

As soon as the PROFIsafe communication between the con- troller and operator panel is established in the WLAN area, the emergency stop button on the operator panel becomes active.

Fail-safe operation of the plant with the enabling buttons only becomes possible when the operator panel is logged on in an effective range (defined by transponders) within the WLAN area.

SIMATIC Thin Clients
Low-cost operator panels on site

Thin Clients are low-cost operator terminals that provide panel functionality on site in large or extensive systems and thus they contribute to an enhanced overview, operability, and productivity of the plant.

SIMATIC Thin Clients are low-cost operator stations that can be used in large plants in addition to SIMATIC Panels or Panel PCs. As remote operator terminals they permit the utilization of SCADA, office, or IT functionality direct at the machine in addition to the HMI connection.

SIMATIC Thin Clients always communicate by means of Sm@rtAccess (screen copy of the panel on the client) or the standard Microsoft RDP (Remote Desktop Protocol) with a host (SIMATIC Panel, Panel PC or server), and therefore they do not require any installation, licenses, or additional software on the device itself. Even larger distances to the host can be bridged over Ethernet.

SIMATIC Thin Clients are supplied with 10" or 15" TFT display with 64 K colors. The SIMATIC Thin Clients cutout and design are compatible with multi panels of the corresponding size. Operation with SIMATIC Thin Clients is possible by means of the touch screen, or by means of an external keyboard or mouse connected to the USB port.
Easy commissioning
SIMATIC Thin Clients require only one IP address. Local software installation or configuring are not required. The display and operator interface is provided by the host. Therefore the client also does not have to implement backup, restore, or update actions. The total costs of ownership are correspondingly low.

High degree of ruggedness
As remote operator terminal without hard disk and fan, the device can be operated on machines with particularly high mechanical ruggedness requirements (e.g. vibration resistance).

On-site host functionality

HMI applications such as WinCC or WinCC flexible as well as Office applications such as MS-Excel or SAP can be operated direct at the SIMATIC Thin Client on the machine on site over the RDP connection. Unlike with Microsoft CE Office Viewers, the data can be written. RDP is a standard protocol that is supported by all Windows operating systems.

Consistent communication

SIMATIC Thin Clients can be integrated into PROFINET/Ether- net networks. Alternatively, a point-to-point connection with the host is possible using Ethernet cables. Distances of up to 100 m (even more with switches) can be bridged. This is considerably more that with conventional operator panels connected over USB-DVI.

SIMATIC Panels with stainless steel front
For food and beverages in industry

Panels with touch screens and stainless steel fronts are designed for use in the food and beverages industry for operator control and monitoring at food processing machines. They are based on DIN EN 1672-2 "Food processing machinery – Safety and hygiene requirements".
The external dimensions and installation cut-out are the same as for standard products. The optimized frame is almost flush with the control cabinet.

Highlights Panels with stainless steel front

■	Resistant and rugged stainless steel fronts with smoothed surface to permit easy cleaning
■	Optimized frame design, almost flush with the control cabinet so that liquids can run off
■	Minimized grooves and joints as well as increased resistance against cleaning and disinfection agents
■	Non-migrating, food-grade sealing material
(flat gasket according to FDA 21 CFR 177.2006)
and display splitter protection to prevent the contamination of food
■	The device front is based on DIN EN 1672-2
■	Decoration foil, resistance against chemicals tested according to DIN 42115, Part 2
■	IP66 degree of protection (IP66K in part)

Gasket and fixed structure        Optimized frame design for the running of liquids

Customer-specific solutions

The technical design of SIMATIC Panels is tailored to therequirements of all sectors. Individual SIMATIC Panels meet specific requirements.

There are also SIMATIC Panels based on standard products which are tailored to individual customer requirements. Panels can be adapted to the machine design as follows:

•    Customized design
•    Use of the company name instead of the Siemens logo and modification of the type designation
•    Different housing color
•    Customer-specific hardware modifications such as the design and dimensions of the front plate, selection of the display, memory configuration, drives, options
•    Customer-specific panel PC configuration as a rugged embedded hardware and software system, without hard disk and with tailor-made software
•    Customer-specific software suite with choice of Windows operating systems
•    Customer-specific applications for Windows CE-based panels (Open Platform Program)
•    Device mounted in a stainless steel cabinet as a ready-to-in- stall and ready-to-connect terminal which is ergonomic, functional, with high degree of protection as well as tested heat dissipation (e.g. with complete IP66 degree of protection)

HMI operator stations

Complete HMI operator stations can be used wherever HMI devices cannot be installed in a control cabinet or directly at the machine.

The HMI operator station concept is based on a modular de- sign where HMI devices can be installed according to function in selected housings.

•    HMI device encapsulation for all-round protection (IP65)
•    Can be mounted on a stand or support arm.
     Can be rotated with the help of adjusting elements.
•    Possible connection of external keyboard and mouse
•    Installation option for specific hardware components.

WinCC flexible Software

WinCC flexible Software
Future Design	21

WinCC flexible Software
Minimize the design cost	22

WinCC flexible Software
Innovative design	24

WinCC flexible Software
Future design

The latest technology will become outdated under the influence of fast developing trend.

For example, SIMATIC ProTool, whose design has been used for practical application for many years, still cannot meet the requirements due to the limited scalability.

For this reason, Siemens, the global leader in the field of operation and observation, successfully developed SIMATIC WinCC flexible.

This innovative design software is not only the further development of SIMATIC ProTool, but also the backbone of the SIMATIC HMI software in the next few years.

An integrated software solution for all HMI applications
From now on, all the on-site HMI applicatons in machines and devices can be completed by one design software: SIMATIC WinCC flexible, which can make design easier and make panel operation and diagnosis through Web possible and ensure the high quality through the relevent certifications.

SIMATIC WinCC flexible can be adapted to all applications and improve the whole production line and benefit you either on the operation, observation or monitoring of the machine or on the solution on micro panels and PC.

Trust your own choices — more information available for you on
www.siemens.com/wincc-fl exible-easy

Highlights:
■ Available for the global factories and places in all fields thanks to the multilanguage software and projects.
■ Efficiency design — such as the easy operation panels, smart tools, convenient function of spotting and revision, photo process and picture mode technology
■ Innovative HMI and automation: within the device, the process value, picture, distribution station, the internet between factories, local maintence solution and Office connection are all available.
■ the service and diagnosis through Web: operaton, observation and automatic e-mail sending
■ the certification during design and operation: using the verified traceability to trace the production process, version control and user management.
■ SIMATIC-ProTool compatible to protect investment and future security.

WinCC flexible Software
Minimize the design cost

The whole project can be added with few input with the easy and fast design of WinCC flexible.

Relvent editor will provide you support while implenting other designs. SIMATIC WinCC flexible is a HMI software suitable for the future factory automation solutions, including the function of improving design efficiency.

Easy operator interface
Access to HMI can be fast and specific through the easy operator interface and the adaptations are available according to individual customer requirements. The working condition of the operator interface consists of many windows, of which the child windows is connected to specific ediors and can been seen when the specific editor is activated.

Multilanguage support for worldwide use
You can switch between multilanguages during operation at the push of a button, A maxim of 32 languages can be created and 16 online languages are available according to different operation panels. The automation translation enables translation of application precedures into multi languages.

bulk data processing
The addition and editing of multiobjects (e.g. variable) can be completed in the shotest time easily without complicated single-step operation. Easier process of creation can be achieved comparing with Ms Excel.

Prodution process
The production prosess can be displayed graphically after easy operations. For example, dynamic connection can be achieved through variables to display the production process.

Rich object library and graphics
Rich object library are available for you in the software and can be reused with no need of reconfiguration. Of course, you can cusomize new library. Various format of graphics can be integrated through drag-and-drop functionality in the graphic editor and the graphics can automatically resize.

bulk data processing

Menu layering
Clear projects can be display through menu layering. In addition, clear navigation structure can accelerate the direct connection between menus just like menu selecting botton.

Object mode
The object mode can be designed and revied. Depending on different projects, the preconfigured objects can be composed by any graphics and reused. While revising the object mode, the revision process can be reseen in all application in the project.

Visual Basic Scrirting

Without the programming during operation, a plenty of works can be completed through the predefined system functionality. VB Scripting can meet various complicated requirements. With the help of VB Scripting, access to part of project data (object) during operation can be used for the panels above 277 and WinCC flexible in PC.

Totally Integrted Automation
SIMATIC WinCC flexible is part of TotallyIntegrated Automation（TIA）. Just like integrated system and process diagnosis, TIA supports comprehensive design, programming, data saving and communication, and reduce lifetime cost to improve the investment security. SIMATIC WinCC flexible can be integrated in STEP 7.

SIMATIC manager can be used to create, edit and manage SIMATIC controller and the control center of HIM operation devices as well as access all objects in WinCC flexible.

Manu layering	graphic panel

Visual Basic Scrirting	Totally Integrted Automation

WinCC flexible Software
Innovative design

In accordance with your requirements, we can provide you innovative functionality optional to expand the functionality of SIMATIC WinCC flexible. For example, the Sm@rtAccess provided can provide access to the process value in the device, and to accelerate availability with the help of remote operation and diagnosis.

Access to the process data within the device
The communication between devices can be achieved throuh Ethernet thanks to WinCC flexible/Sm@rtAccess. During the communication, the present process value and graphics in the device are available. Just like distributed control station or small central control station, the data can be centrally achieved in central control station or be analyzed and displayed through Office standard application procedure.

Service and diagnosis through Web
WinCC flexible/Sm@rtService optional makes it possible to achieve distant access to operation device and PC on the integrated PC of standard browser (e.g. IE Browser) and send e-mails or MSN to maintenance workers in the form of event triger as well as achieve distant operation service and maintenance through internet.

Traceability and simple validation
To cover the increasing quality requirements, we provide: Audit and Change Control optional functionality. The record of operation (including eletric signature) under user management and Audit tracebility can help to meet the high quality requirements. In addition, the project version can be controlled and revised during design. Therefore, WinCC flexible can meet the traceability outlined by EU 178/2002 and complete the validation even on the panel in accordance with Part 11 of 21 CFR.

Improving investment protection
Compatible with previous products to improve investment protection. For Window systems, the updated Protool and Protool/Pro Project (above 5.2 version) is easy to operate: loading with the help of new designed software and revising or expansion if necessary are all available. Besides, the existed text display or the project on previous operation panel can be changed to new Windows-CE-based operation panel to carry on editing.

Technical Descriptions and Annex of Simatic Panel

Technical Descriptions of Simatic Panel	26

Ordering messages of Simatic Panel	31

Installation of Simatic Panel	32

Simatic Panel download cable and storage card	38

icro Panel

Specifications

Devices	TD400C	K-TP 178micro	OP 73micro	TP 177micro

Display	STN Display（including backlight）	STN liquid crystal display (LCD)，4bule-level	STN liquid crystal display(LCD)，Black/WhiteSTN liquid crystal display(LCD)，4 blue-level
Dimension（Inch）	4 lines text	5.7 Inch	3 Inch	5.7 Inch
Resolutioin（W×H，Pixels）	192×64 a maxim of 24 characters for each line， font size5mm	320×240	160×48	320×240
Mean Free Error Time (MTBF at 25ºC)	50,000 hours	50,000 hours	100,000 hours	50,000 hours
Power supply
Supplied by external 24VDC or TD / CPU cable（the distance with S7-200 <2.5m）		24VDC	24VDC	24VDC
Certification（optional）	cULus，C-TICK，NEMA 4x	CE，IEC 61131	CE，GL，ABS，BV，DNV，LRS，UL，CSA，	CE，GL，ABS，BV，DNV，LRS，FM Class Div.2 UL，CSA，cULus，EX zone 2/22，C-TICK，NEMA 4x

Degree of protection	IP 65（on the front）IP 20（on the rear）	IP 65（on the front）IP 20（on the rear）	IP 65（on the front）IP 20（on the rear）	IP 65（on the front）IP 20（on the rear）
Ambient conditions
• Temperature	temperature during operation：0 50ºC Storage / Transport：-20ºC 60ºC	temperature during operation：0 50ºC Storage / Transport：-20ºC 60ºC	temperature during operation：0 50ºC Storage / Transport：-20ºC 60ºC	temperature during operation：0 50ºC Storage / Transport：-20ºC 60ºC
• Maximum Relative humidity	80%	90%	90%	90%
Clock	－	Software Clock（No Backup Battery）	Software Clock（No Backup Battery）	Software Clock（No Backup Battery）
Front plate W×H (mm)	174×102	212×173.5	153×83	212×156portiforium
Dimension W×H (mm)	163.5×93.5	196×158	137×67	196×140
Control Element	membrane keyboard	Touch Screen+ membrane keyboardmembrane keyboard		Touch Screen
Function Key（programmable）/ System Keypads	8 / 7		6 / －	4 / 8－/ －
External Keyboard / Mouse / Barcode Reader	－ / － / －		－ / － / －	－ / － / －
Available Memory
User Memory / Optional Memory	user data onCPU / －	1024KB / －	128KB	256KB
Alarm buffer	－	•	•	•
Interface
serial port/ MPI / PROFIBUS DP	PPI	PPI	PPI	PPI PROFINET（Ethernet）
USB	－	－	－	－
CF / PC / MMC / SD Slot	－	－	－	－ Functionality（Using WinCC flexible）
Alarm System(the number of alarm/the level of alarm) 80		2000 / 32	250 / 32	500 / 32
frame rate	64	500	250	250
Variable	－	1000	500	250
Vectogram	－	•	－	• Bar
graph / Trend curve	－	• / •	• / －	• / •
Recipe / Recipe Memory	－	•	－	－
Archive	－		－	－
VB Script	－		－	－
Connectable PLC
SIMATIC S7 / SIMATIC WinAC	S7-200	S7-200	S7-200	S7-200
SIMATIC S5 / SIMATIC 505	－	－	－	－
SINUMERIK / SIMOTION	－	－	－	－
Allen-Bradley / MITSUBISHI	－	－	－	－
Modicon / Omron / GE-Fanuc
/ LG Glofa GM	－	－	－	－
Configuration Software	STEP7 Micro/WIN V4.0 SP4	standard Chinese version of WinCC flexible	standard Chinese version of WinCC flexible	standard Chinese version of WinCC flexible
Optional Application Program
Sm@rtService / Sm@rtAccess / ProAgent / Audit	－	－	－	－
OPC Server / Pocket Internet Explorer	－	－	－ / －	－ / －
ThinClient / WinAC MP	－	－	－	－
Order No.	6AV6 640-0AA00-0AX0	6AV6 640-0DA11-0AX0	6AV6 640-0BA11-0AX0	6AV6 640-0CA11-0AX0

77 Series

Specifications

Devices	OP 73	OP 77A	OP 77B

Display	STN liquid crystal display (LCD) black and white	STN liquid crystal display (LCD) black and white	STN liquid crystal display (LCD) black and white
Dimension（Inch）	3 Inch	4.5 Inch	4.6 Inch
Resolutioin（W×H，Pixels）	160×48	160×64	160×64
Mean Free Error Time (MTBF at 25ºC)	100,000 hours	100,000 hours	100,000 hours
Power supply	24VDC	24VDC	24VDC
Certification（optional）	CE，GL，ABS，BV，DNV，LRS，UL，CSA，cUlus，C-TICK，NEMA 4x	CE，GL，ABS，BV，DNV，LRS，PRS，FM Class I Div 2，UL，CSA，cUlus，EX zone 2/22，C-TICK，NEMA 4x	CE，GL，ABS，BV，DNV，LRS，PRS，FM Class I Div 2，UL，CSA，cUlus，EX zone 2/22，C-TICK，NEMA 4x
Degree of protection	IP 65（on the front）IP 20（on the rear）	IP 65（on the front）IP 20（on the rear）	IP 65（on the front）IP 20（on the rear）
Ambient conditions
• Temperature	temperature during operation：0 50ºC Storage/Transport：-20ºC 60ºC	temperature during operation：0 50ºC Storage/Transport：-20ºC 60ºC	temperature during operation：0 50ºC Storage/Transport：-20ºC 60ºC
• Maximum Relative humidity	90%	90%	90%
Clock	Software Clock（No Backup Battery）	Software Clock（No Backup Battery）	Software Clock（No Backup Battery）
Front plate W×H (mm)	153×83	150×186	150×186
开孔Dimension W×H (mm)	137×67	134×170	134×170
Control Element	membrane keyboard	membrane keyboard	membrane keyboard
Function Key（programmable）/ System Keypads	4 / 8	8 / 23	8 / 23
External Keyboard/ Mouse/ Barcode Reader	－ / － / －	－ / － / －	－ / － / •
Available Memory
User Memory / Optional Memory	256KB / －	256KB / －	1024KB /－
Alarm buffer	•	•	•
Interface
serial port/ MPI / PROFIBUS DP	• / • / •	－ / • / •	• / • / •
PROFINET（Ethernet）	－	－	－
USB	－	－	•
CF / PC / MMC / SD Slot	－	－	－ / － / • / －
Functionality（Using WinCC flexible）
Alarm System(the number of alarm/the level of alarm)	500 / 32	1000 / 32	1000 / 32
frame rate	500	500	500
variable	1000	1000	1000
Vectogram	－	－	－
Bar graph / Trend curve	• / －	• / －	• / －
Recipe / Recipe Memory	－	•	100/32KB
Archive	－	－	－
VB Script	－	－	－
Connectable PLC
SIMATIC S7 / SIMATIC WinAC	• / •	•/•	• / •
SIMATIC S5 / SIMATIC 505	－	－	• / •
SINUMERIK / SIMOTION	－	－	－
Allen-Bradley / MITSUBISHI	－	－	• / •
Modicon / Omron / GE-Fanuc / LG Glofa GM	－	－	• / • / • / •
Configuration Software	standard Chinese version of WinCC flexible	standard Chinese version of WinCC flexible	standard Chinese version of WinCC flexible
Optional Application Program
Sm@rtService / Sm@rtAccess / ProAgent / Audit	－	－	－
OPC Server / Pocket Internet Explorer	－	－	－
ThinClient / WinAC MP	－	－	－
Order No.	6AV6 641-0AA11-0AX0	6AV6 641-0BA11-0AX0	6AV6 641-0CA01-0AX0

177Series

Specifications

Devices	TP 177A	TP 177B		OP 177B
		TP 177B DP	TP177B PN DP	OP 177B DP	OP177B PN DP

Display	STN liquid crystal display (LCD)	STN liquid crystal display (LCD)		STN liquid crystal display (LCD)
	4 blue-level	4 blue	256 Color	4 blue	256 Color彩Color
Dimension（Inch）	5.7 Inch	5.7 Inch		5.7 Inch
Resolutioin（W×H，Pixels）	320×240	320×240（ 240×320 for vertical types）		320×240
Mean Free Error Time (MTBF at 25ºC)	50,000 hours	50,000 hours		50,000 hours
Power supply	24VDC	24VDC		24VDC
Certification（optional）	CE，GL，ABS，BV，DNV，LRS，PRS， FM Class I Div 2，UL，CSA，cUlus， EX zone 2/22，C-TICK，NEMA 4x	CE，GL，ABS，BV，DNV，LRS，PRS，FM Class I Div 2，UL，CSA，cUlus，EX zone 2/22，C-TICK，NEMA 4，NEMA 4x，NEMA12		CE，GL，ABS，BV，DNV，LRS，PRS，FM Class I Div 2，UL，cUlus，EX zone 2/22，CSA, C-TICK，NEMA 4，NEMA 4x，NEMA12
Degree of protection	IP 65（on the front）IP 20（on the rear）	IP 65（on the front）IP 20（on the rear）		IP 65（on the front）IP 20（on the rear）
Ambient conditions
• Temperature	temperature during operation：0 50ºC Storage / Transport：-20ºC 60ºC	temperature during operation：0 50ºC Storage / Transport：-20ºC 60ºC		temperature during operation：0 50ºC Storage / Transport：-20ºC 60ºC
• Maximum Relative humidity	90%	90%		90%
Clock	Software Clock（No Backup Battery）	HardwareClock（No Backup Battery）		HardwareClock（No Backup Battery）
Front plate W×H (mm)	212×156	212×156
	243×212portiforiumDimension W×H (mm)	196×140		196×140 227×194 Control
Element	Touch Screen	Touch Screen		Touch Screen / membrane keyboard
Function Key（programmable）/ System Keypads		－		－ / －32 / －
External Keyboard / Mouse / Barcode Reader	•	USB / USB /－		USB / USB / －
Available Memory
User Memory / Optional Memory	512KB / －	2048KB /－		2048KB / －
Alarm buffer	•	•		•
Interface
serial port/ MPI / PROFIBUS DP	－ / • / •	• 2）/ • / •		•2）/ • / •
PROFINET（Ethernet）	－	－	1×PROFINET(RJ45)	－	1×PROFINET (RJ45)
USB	－	•		•
CF / PC / MMC / SD Slot	－	－ / － / • / －		－ / － / • /－
Functionality（Using WinCC flexible）
Alarm System(the number of alarm/the level of alarm)		1000 / 32		2000 / 32 2000 / 32
frame rate	250	500		500
variable	500	1000		1000
Vectogram	•	•	•
Bar graph / Trend curve	• / •	• / •		• / •
Recipe / Recipe Memory	•	100 / 32KB		100 / 32KB
Archive	－	－	－
VB Script	－	－		－
Connectable PLC
SIMATIC S7 / SIMATIC WinAC	• / •	• / •		• / •
SIMATIC S5 / SIMATIC 505	－	• 3）/ •		•3） / •
SINUMERIK / SIMOTION	－	• / •		• / •
Allen-Bradley / MITSUBISHI	－	• / •		• / •
Modicon / Omron / GE-Fanuc / LG Glofa GM	－	• / • / • / •		• / • / • / •
Configuration Software	standard Chinese version of WinCC flexible	standard Chinese version of WinCC flexible		standard Chinese version of WinCC flexible
Optional Application Program
Sm@rtService / Sm@rtAccess / ProAgent / Audit	－	•1） / • 1）/ － / －		•1) / •1) / － / －
OPC Server / Pocket Internet	－	－ / －		－ / －
Explorer
ThinClient / WinAC MP	－	－ / －		－ / －
Order No.	6AV6 642-0AA11-0AX0	6AV6 642-0BC01-1AX0	6AV6 642-0BA01-1AX0	6AV6 642-0DC01-1AX0	6AV6 642-0DA01-1AX0
1) PN/DP design	2) optional	3) 仅通过 PROFIBUS DP 实现

Specifications

Devices	TP 277		OP 277		MP 277
Display	TFT liquid crystal display (LCD) 256 Color	TFT liquid crystal display (LCD) 256 Color TFT liquid crystal display (LCD) 64K Color
Dimension（Inch）	5.7 Inch	5.7 Inch	7.5 Inch	10.4 Inch	7.5 Inch	10.4 Inch
Resolutioin（W×H，Pixels）	320×240	320×240	640×480	640×480	640×480	640×480
Mean Free Error Time(MTBF at 25ºC)	60,000 hours	60,000 hours	50,000 hours	50,000 hours	50,000 hours	50,000 hours
Power supply	24VDC	24VDC	24VDC	24VDC	24VDC	24VDC
Certification（optional）	CE，UL，NEMA 4x	CE，UL	CE，UL	CE，UL	CE，UL	CE，UL
Degree of protection	IP 65（on the front）IP 20（on the rear）IP 65（on the front）IP 20（on the rearIP 65(on the front)IP 20(on the rear)			IP 65(on the front)IP 20(on the rear)	IP 65(on the front)IP 20(on the rear)	IP 65(on the front)IP 20(on the rear)
Ambient conditions
• Temperature	temperature during operation：0 50ºC Storage /	temperature during operation：0 50ºC Storage /		temperature during operation：0 50ºC
	Transport：-20ºC 60ºC	Transport：-20ºC 60ºC		Storage / Transport：-20ºC 60ºC
• Maximum Relative humidity	80%	80%		90%
Clock	synchronous softwareClock（No Backup Battery）	synchronous softwareClock（No Backup Battery）
HardwareClock（with battery）HardwareClock（with battery）HardwareClock（with battery）HardwareClock（with battery）
Front plate W×H (mm)	212×156	308×204	240×180	325×263	352×221
	483×310portiforiumDimension W×H (mm)	196×140	280×176	225×165	309×247	337×205 432×289
Control Element	Touch Screen	membrane keyboard	Touch Screen	Touch Screen	membrane keyboard	membrane keyboard
Function Key（programmable）/ System Keypad－ / －		24 / 36	－	－	26 / 36	36 / 36
External Keyboard / Mouse /Barcode Reader	USB / USB / USB	USB / USB / USB	USB / USB / USB	USB / USB / USB	USB / USB / USB	USB / USB / USB
Available Memory
User Memory / Optional Memory	4000 / －	4000 /－	6MB /－	6MB / －	6MB / －	6MB / －
Alarm buffer	•	•	•	•	•	•
Interface
serial port/ MPI / PROFIBUS DP	• / • / •	• / • / •	• / • / •	• / • / •	• / • / •	• / • / •
PROFINET（Ethernet）	•	•	•	•	•	•
USB	•	•	•	•	•	•
CF / PC / MMC / SD Slot	－ /－ / • / －	－ / － / • / －	－ / － / • / •	－ / － / • / •	－ / － / • / •	－ / － / • / •
Functionality（Using WinCC flexible）
Alarm System(the number of alarm/the level of alarm)	4000 / 32	2000 / 32	4000 / 32	4000 / 32	4000 / 32	4000 / 32
frame rate	500	500	500	500	500	500
variable	2048	2048	2048	2048	2048	2048
Vectogram	•	•	•	•	•	•
Bar graph / Trend curve	• / •	• / •	• / •	• / •	• / •	• / •
Recipe / Recipe Memory	300 / 64KB	300 / 64KB	300 / 64KB	300 / 64KB	300 / 64KB	300 / 64KB
Archive	•	•	•	•	•	•
VB Script	•	•	•	•	•	•
Connectable PLC
SIMATIC S7 / SIMATIC WinAC	• / •	• / •	• / •	• / •	• / •	• / •
SIMATIC S5 / SIMATIC 505	• / •	• / •	• / •	• / •	• / •	• / •
SINUMERIK / SIMOTION	• / •	• / •	• / •	• / •	• / •	• / •
Allen-Bradley / MITSUBISHI	• / •	• / •	• / •	• / •	• / •	• / •
Modicon / Omron /
GE-Fanuc / LG Glofa GM	• / • / • / •	• / • / • / •	• / • / • / •	• / • / • / •	• / • / • / •	• / • / • / •
Configuration Software	standard Chinese version of WinCC flexible		standard Chinese version of WinCC flexible		standard Chinese version of WinCC flexible
Optional Application Program
Sm@rtService / Sm@rtAccess	• / • / －1) / •	• / • / － 1) / •	• / • / －1) / •	• / • / －1) / •	• / • / －1) / •	• / • / －1) / •
/ ProAgent / Audit

OPC Server / Pocket Internet	－ / •	－ / •	• / •	• / •	• / •	• / •
Explorer

ThinClient / WinAC MP	－ /－	－ /－	－ /•	－ /•	－ /•	－ / •
Order No.	6AV6 643-0AA01-1AX0	6AV6 643-0BA01-1AX0	6AV6 643-0CB01-1AX1	6AV6 643-0CD01-1AX1	6AV6 643-0DB01-1AX1	6AV6 643-0DD01-1AX1
1)	WinCC ﬂexible European version and Asian version availble（Chinese version not availble）

Specifications

Devices	MP 377		177		277		277(F) IWLAN
Display	TFT liquid crystal display (LCD) 64K		STN liquid crystal display(LCD)，256 Color Color mode		TFT liquid crystal display (LCD)，64K Color Color mode		TFT liquid crystal display (LCD)，64K Color Color mode
Dimension（Inch）	12.1 Inch	12.1 Inch	15.1 Inch	19 Inch	5.7 Inch	7.5 Inch	7.5 Inch
Resolutioin（W×H，Pixels）	800×600	1024×768	1280×1024	320 x 240	640 x 480	640 x 480
Mean Free Error Time(MTBF at 25ºC)	50,000 hours	50,000 hours	50,000 hours	50,000 hours	50,000 hours	50,000 hours	50,000 hours
Power supply	24VDC	24VDC	24VDC	24VDC	24VDC	24VDC	24VDC
					CE，cULus，	CE, cULus，
Certification（optional）	CE，FM Class I，UL，NEMA 4x，NEMA 12	CE，cULus，C-TICK，SIBE EN 954-1		C-TICK，SIBE EN 954-1	C-TICK，SIBE EN 954-1	C-TICK，SIBE EN 954-1
Degree of protection	IP 65（on the front）IP 20（on the rear）				IP 65
Ambient conditions
• Temperature	temperature during operation：0 50ºC，Storage/Transport：			temperature during operation：0 40ºC，Storage/Transport：
Maximum Relative humidity	-20ºC 60ºC 90%			-20ºC 60ºC 80%
Clock	HardwareClock（with battery）	Software Clock(No Backup BatteryHardwareClock(with battery)	HardwareClock(with battery)
Front plate W×H (mm)	483×310	335×275	400×310	483×400 diameter245mm	diameter290mm	diameter290mm	portiforium
Dimension W×H (mm)	448×288	309×247	366×288	447×378
Control Element	membrane keyboard	Touch Screen	Touch Screen	Touch Screen	membrane keyboard，Touch Screen
Function Key（programmable）/ System Keypads	36 / 38	－	－	－	14 / 14	18 / 18	18 / 18
External Keyboard/ Mouse/ Barcode Reader			USB / USB / USB		－ / － / －	USB / USB / USB	USB / USB / USB
Available Memory
User Memory / Optional Memory	12MB /12MB	12MB /12MB	12MB /12MB	12MB /12MB	2 MB	6 MB	6 MB
Alarm buffer	•	•	•	•	•	•	•
接口
serial port/ MPI / PROFIBUS DP			－ / • / •		• / •2) / •2)	• / • / •	－/ －/－
PROFINET（Ethernet）	•	•	•	•	•1)	•	(•) / (• 通过 WLAN)
USB	•	•	•	•	－	•	•
CF / PC / MMC / SD Slot	• /－/ • / •	• /－/ • / •	• /－ / • / •	• /－ / • / •	－ / －/ • / －	－ / －/ • / －	－ / －/ • / －
Functionality（Using WinCC flexible）
Alarm System(the number of alarm/the level of alarm)	4000 / 32	4000 / 32	4000 / 32	4000 / 32	2000 / 32	4000 / 32	4000 / 32
frame rate	500	500	500	500	500	500	500
variable	2048	2048	2048	2048	1000	2048	2048
Vectogram	•	•	•	•	•	•	•
Bar graph / Trend curve	• / •	• / •	• / •	• / •	• / •	• / •	• / •
Recipe / Recipe Memory	500 / 128KB	500 / 128KB	500 / 128KB	500 / 128KB	100	300	300
Archive	•	•	•	•	－	•	•
VB Script	•	•	•	•	－	•	•
Connectable PLC
SIMATIC S7 / SIMATIC WinAC	• / •	• / •	• / •	• / •	• / •	• / •	• / •
SIMATIC S5 / SIMATIC 505	• / •	• / •	• / •	• / •	•2) / •2)	• / •	－ / －
SINUMERIK / SIMOTION	• / •	• / •	• / •	• / •	• / •	• / •	－ / －
Allen-Bradley / MITSUBISHI	• / •	• / •	• / •	• / •	•2) / •2)	• / •	－ / －
Modicon / Omron /
GE-Fanuc / LG Glofa GM	• / • / • / •	• / • / • / •	• / • / • / •	• / • / • / •	•2) / •2) / •2) / •2)	• / • / • / •	－ / － / － /－
Configuration Software			standard Chinese version of WinCC ﬂexible 2007			standard Chinese version of WinCC ﬂexible 2007
Optional Application Program
Sm@rtService / Sm@rtAccess	• / • / •3) / •	• / • / • 3) / •	• / • / •3) / •	• / • / •3) / •	•1) / •1) / － /－	• / • / •3) / •	• / • / － / •
/ ProAgent / Audit
OPC Server / Pocket Internet	• / •	• / •	• / •	• / •	－ / －	• / •	• / •
Explorer
ThinClient / WinAC MP	• / •	• / •	• / •	• / •	－	－	－
Order No	6AV6 644-0BA01-2AX0	6AV6 644—0AA01-2AX0	6AV6 644-0AB01-2AX0	6AV6 644-0AC01-2AX0	6AV6 645-0AA01-0AX0	6AV6 645-0AB01-0AX0
6AV6 645-0CA01-0AX0
	6AV6 645-0DD01-0AX0 2AX0	6AV6 645-0AB01-0AX0			6AV6 645-0CC01-0AX0
6AV6 645-0DC01-0AX0
1) PN Devicestype	2) DP Devicestype	3) WinCC ﬂexible European version and Asian version availble（Chinese version not availble）

Technical Overview and Annex
human-computer interface

Ordering data	Catalogue No.
PP7 button panel, eight function keys, 8 LED	6AV3 688-3AA03-0AX0
PP17I button panel, 16 function keys, 16 LED	6AV3 688-3CD13-0AX0
PP17II button panel, 32 function keys, 32 LED	6AV3 688-3ED13-0AX0
TD400C blue backlit LCD, 4 lines of text display, customizable front panel	6AV6 640-0AA00-0AX0
K-TP 178micro 5.7 ", monochrome, 6 function keys, touch screen	6AV6 640-0DA11-0AX0
OP 73micro 3 "LCD, monochrome, membrane keyboard	6AV6 640-0BA11-0AX0
OP 73 3 "LCD, 160 x 48 pixels, monochrome, 8 system keys, 4 function keys	6AV6-641-0AA11-0AX0
OP 77A 4.5 "LCD, 160 x 64 pixels, monochrome, 23 system keys, 8 function keys (4 LED), 256KB RAM	6AV6-641-0BA11-0AX0
OP 77B 4.5 "LCD, 160 x 64 pixels, monochrome, 23 system keys, 8 function keys (4 LED), 1024KB RAM	6AV6-641-0BA11-0AX0
TP 177micro 5.7 "STN display, 320 x 240 pixels, touch screen, 256KB of memory	6AV6-640-0CA11-0AX0
TP 177A 6 "mono 5.7", monochrome	6AV6 642-0AA11-0AX0
TP 177B DP 6 "mono 5.7", Monochrome, 2MB user memory	6AV6 642-0BC01-1AX0
TP 177B PN / DP 6 "color 5.7", 256-color, 2MB user memory	6AV6 642-0BA01-1AX0
OP 177B DP 6 "mono 5.7", Monochrome, 2MB user memory	6AV6 642-0DC01-1AX0
OP 177B PN / DP 6 "color 5.7", 256-color, 2MB user memory	6AV6 642-0DA01-1AX0
OP 277-6 "TFT 5.7", 256-color, 4MB user memory	6AV6 643-0BA01-1AX0
TP 277-6 "TFT 5.7", 256-color, 4MB user memory	6AV6 643-0AA01-1AX0
MP 277-8 "Touch TFT 7.5", 64k color, 480 x 640 pixels, 6MB user memory	6AV6 643-0CB01-1AX1
MP 277-8 "Keys 7.5", 64k colors, 38 system keys, 26 function keys (8 LED), 6MB user memory	6AV6 643-0DB01-1AX1
MP 277-10 "Touch 10.4", 64k color, 6 MB user memory	6AV6 643-0CD01-1AX1
MP 277-10 "Keys 10.4", 64k colors, 38 system keys, 36 function keys (28 LED), 6MB user memory	6AV6 643-0DD01-1AX1
MP377-12 "Key 12.1", 64k colors, 38 system keys, 36 function keys (36 LED), 12MB user memory	6AV6 644-0BA01-2AX0
MP377-12 "Touch 12.1", 64k color, 800 x 600 pixels, 12MB user memory	6AV6 644-0AA01-2AX0
MP377-15 "Touch 15.1", 64k color, 1024 x 768 pixels, 12MB user memory	6AV6 644-0AB01-2AX0
MP377-19 "Touch 19", 64k color, 1280 x 1024 pixels, 12MB user memory	6AV6 644-0AC01-2AX0
Mobile 177 DP 5.7 ", 256 color, key modulation, touch, 14 function keys (8 LED), to enable the button	6AV6 645-0AA01-0AX0
Mobile 177 DP 5.7"，256Color，key modulation，touch，14Function Key(8LED)，Enableand Emergency stop	6AV6 645-0AB01-0AX0
Mobile 177 DP 5.7"，256Color，key modulation，touch，14Function Key(8LED)，Enableand Emergency stop、手轮	6AV6 645-0AC01-0AX0
Mobile 177 PN 5.7"，256 Color，key modulation，touch，14Function Key(8LED)，Enable	6AV6 645-0BA01-0AX0
Mobile 177 PN 5.7"，256Color，key modulation，touch，14Function Key(8LED)，Enableand Emergency stop	6AV6 645-0BB01-0AX0
Mobile 177 PN 5.7"，256Color，key modulation，touch，14Function Key(8LED)，Enableand Emergency stop、手轮	6AV6 645-0BC01-0AX0
Mobile 277 7.5"，64kColor，640 x 480pixel，key modulation，touch，18Function Key(18LED)，Enable	6AV6 645-0CA01-0AX0
Mobile 277 7.5"，64kColor，640 x 480pixel，key modulation，touch，18Function Key(18LED)，Enableand Emergency stop	6AV6 645-0CB01-0AX0
Mobile 277 7.5"，64kColor，640 x 480pixel，key modulation，touch，18Function Key(18LED)，Enableand Emergency stop手轮6AV6 645-0CC01-0AX0
Mobile 277 IWLAN 7.5 ", 64k color, (wireless communication)	6AV6 645-0DD01-0AX0
Mobile 277 IWLAN 7.5 ", 64k color, integrated hand wheel and switches (wireless communication)	6AV6 645-0DE01-0AX0
Mobile 277 (F) IWLAN 7.5 ", 64k color, integrated hand wheel and switches, support PROFISAFE communication (wireless communication)	6AV6 645-0DC01-0AX0
SIMATIC Thin Client 10 "	6AV6 646-0AA21-2AX0
SIMATIC Thin Client 15 "	6AV6 646-0AB21-2AX0
STARTER PACKAGE THIN CLIENT 10 "	6AV6653-6AA01-2AA0
STARTER PACKAGE THIN CLIENT 15 "	6AV6653-6BA01-2AA0
Standard Chinese version of WinCC flexible 2007 configuration software in China	6AV6 612-0AA31-2CA8
Standard Asian version of WinCC flexible 2007 configuration software in China	6AV6 613-0AA11-2CA5
WinCC flexible 2007 128 variable run of the license (English)	6AV6 613-1BA51-2CA0
WinCC flexible 2007 512 variable run of the license (English)	6AV6 613-1DA51-2CA0
WinCC ﬂexible 2007 2048 variable Runtime(English Version)	6AV6 613-1FA51-2CA0
WinCC ﬂexible Audit Optional	6AV6 618-7HB01-1AB0
WinCC ﬂexible Sm@rtAccess Optional	6AV6 618-7AB01-1AB0
WinCC ﬂexible Sm@rtService Optional	6AV6 618-7BB01-1AB0
WinCC ﬂexible OPC server Optional	6AV6 618-7CC01-1AB0
WinCC ﬂexible ProAgent Optional	6AV6 618-7DB01-1AB0

Technical Overview and Annex

SIMATIC Panel Mounting Dimensions

Technical Overview and Annex

SIMATIC Panel Mounting Dimensions

Technical Overview and Annex

SIMATIC Panel Mounting Dimensions

Technical Overview and Annex

SIMATIC Panel Mounting Dimensions

OP 277 5.7 inch

308
204
176
57
6
280
197

Front panel size:
W × H (mm) 308 × 204

size of the portiforium:
W × H (mm) 280 × 176

MP 277 7.5-inch touch mode

240
180
TOUCH
61
6
47
165
225

Front panel size:
W × H (mm) 240 × 180

size of the portiforium:
W × H (mm) 225 × 165

MP 277 10.4-inch touch mode

325
263
TOUCH
61
6
43
160
247
309
260
20

Front panel size:
W × H (mm) 325 × 263

size of the portiforium:
W × H (mm) 309 × 247

Technical Overview and Annex

SIMATIC Panel Mounting Dimensions

Technical Overview and Annex

SIMATIC Panel Mounting Dimensions

Operation screen download cable and memory card

Operation screen (6ES7901-1BF00-0XA0)	Serial RS 232	RS 232/PPI Multi Master cable	USB / PPI Multi-master cable 1) MPI1)	PC	Adapter

K-TP 178 micro	-	●	●	-	-
TP 177 micro	－	●	●	－	－
OP 73	－	●	●	●	●
OP 77A	－	●	●	●	●
OP 77B	●	－	－	－	●
TP 177A	－	●	●	●	●
TP 177B DP (Blue mode)	－	●	－	●	●
TP 177B DP/PN (256 Color)	－	●	－	●	●
OP 177B DP (Blue Color)	－	●	－	●	●
OP 177B DP/PN (256 Color)	－	●	－	●	●
TP 277 6"	－	●	－	●	●
OP 277 6"	－	●	－	●	●
MP 277 8" Touch	－	●	－	●	●
MP 277 8" Key	－	●	－	●	●
MP 277 10" Touch	－	●	－	●	●
MP 277 10" Key	－	●	－	●	●
MP 377 12" Touch	－	●	－	●	●
MP 377 12" Key	－	●	－	●	●
MP 377 15" Touch	－	●	－	●	●
MP 377 19" Touch	－	●	－	●	●
Mobile Panel 177 DP (MPI/PROFIBUS)	－	●	－	－	●
Mobile Panel 177 PN (PROFINET)	－	●	－	－	－
Mobile Panel 277	－	●	－	●	●

1)	USB / PPI Multi-Master cable (order number 6ES7 901-3DB30-0XA0) E-Stand 05 and above in the WinCC flexible 2005 SP1 and higher versions for download
2)	Communications through the Siemens CP card to download

Technical Overview and Annex

Operation screen download cable and memory card

Operation screen	PROFIBUS-DP2)	Ethernet	USB (Host-to-Host)	Memory Cards	HTTP
K-TP 178 micro	－	－	－	－	－
TP 177 micro	－	－	－	－	－
OP 73	●	－	－	－	－
OP 77A	●	－	－	－	－
OP 77B	●	－	●	MMC	－
TP 177A	●	－	－	－	－
TP 177B DP (Blue mode)	●	－	●	MMC	－
TP 177B DP/PN (256 Color)	●	●	●	MMC	●
OP 177B DP (Blue Color)	●	－	●	MMC	－
OP 177B DP/PN (256 Color)	●	●	●	MMC	●
TP 277 6"	●	●	●	MMC	●
OP 277 6"	●	●	●	MMC	●
MP 277 8" Touch	●	●	●	SD/MMC	●
MP 277 8" Key	●	●	●	SD/MMC	●
MP 277 10" Touch	●	●	●	SD/MMC	●
MP 277 10" Key	●	●	●	SD/MMC	●
MP 377 12" Touch	●	●	●	SD/MMC/CF	●
MP 377 12" Key	●	●	●	SD/MMC/CF	●
MP 377 15" Touch	●	●	●	SD/MMC/CF	●
MP 377 19" Touch	●	●	●	SD/MMC/CF	●
Mobile Panel 177 DP (MPI/PROFIBUS)	●	－	－	MMC	－
Mobile Panel 177 PN (PROFINET)	－	●	－	MMC	●
Mobile Panel 277	●	●	●	MMC	●

Order date	Order No.（MLFB）
RS 232 cable(5m)	6ES7901-1BF00-0XA0
MPI cable	6ES7901-0BF00-0AA0
CF Card 128MB	6AV6574-2AC00-2AA0
PC Card 64MB	6AV6574-2AC00-2AF0
MMC Card 64MB	6AV6671-1CB00-0AX0
SD Card 256MB	6AV6 671-8XB10-0AX0
PC Adapter USB	6ES7972-0CB20-0XA0
PC Adapter COM	6ES7972-0CA23-0XA0
USB/PPI multi station cable	6ES7901-3DB30-0XA0
RS 232/PPI multi station cable	6ES7901-3CB30-0XA0
USB stick 512MB	6ES7 648-0DC20-0AA0
USB stick 1GB	6ES7 648-0DC30-0AA0
Note：different capacity of MMC，CF，PC，SD Storage card，the last 1bit of Order No.is different。

Perfect combination
Specially designed text display for S7-200

SIEMENS
TD400C
新一代文本显示器
TD400C
创新的定制化解决方案
完美支持 S7-200 PLC
ESC
SHIFT
ENTER

micro automation

TD400C

TD400C — New Text Display
Support Siemens S7-200PLC

- 4 lines text display with the advantage of TD200
- Fast PPI communication with S7-200PLC with a speed of 187.5 kbaud
- STEP 7 micro/win4.05SP4 Chinese configuration, procedure stored in PLC, no need to download and easy to maintain
- Extremely high Performance-price ratio.

Siemens (China) Co., Ltd. Automation & Drives Group

Automation Systems Department

Http: www.ad.siemens.com.cn

Hotline for technical support: 400-810-4288 Fax:010-6476-4922

Tel: 010-6476-5759

SIEMENS

Glamorous Presenting
SIMATIC human-computer interface Updating

Powered by
WinCC flexible
simatic hmi
EMENS

New Siemenshuman-computer interface, the world leader

— New design, superior performance, user-friendly interface and high reliability

- New TP/OP177 Series —— the further development of TP/OP1770
- New TP/OP177, MP277/377 Series——the further development of TP/OP270，MP270/370
- Part of SIMATIC TIA
- For the application of machines and bad conditions —— various international validation
- Efficient configuration, powerful project guidance, rich smart tools, and reusable and expanded graphic library
- Ultra clear display —— display size range from 3 inch to 19 inch
- Innovative shuman-computer interface, flexible distributed operation stations and centrally achieve and data analysis
- Functions including convenient remote system diagnosis, remote access control (Sm@rt Service and Sm@rtAccess)
- Perfect user management and version management of project configuration and Audit trace during operatiion
- For global use — extensive language support including Asian languages

Siemens (China) Co., Ltd. Automation & Drives Group

Automation Systems Department

Http: www.ad.siemens.com.cn

Hotline for technical support: 400-810-4288 Fax:010-6476-4922

北方区	塘沽	南通	西南区
北京 北京市朝阳区望京中环南路7号 邮政编码：100102 电话：（010）6476 8888 传真：（010）6476 4725 济南 济南市舜耕路28号 舜华园商务会所5楼 邮政编码：250014 电话：（0531）8266 6088 传真：（0531）8266 0836 西安 西安市高新区科技路33号 高新国际商务中心28层 邮政编码：710075 电话：（029）8831 9898 传真：（029）8833 8818 天津 天津市和平区南京路189号 津汇广场写字楼1401室 邮政编码：300051 电话：（022）8319 1666 传真：（022）2332 8833 青岛 青岛市香港中路76号 青岛颐中皇冠假日酒店405室 邮政编码：266071 电话：（0532）8573 5888 传真：（0532）8576 9963 郑州 郑州市中原中路220号 裕达国贸中心写字楼2506室 邮政编码：450007 电话：（0371）6771 9110 传真：（0371）6771 9120 唐山 唐山市建设北路99号 火炬大厦1308房间 邮政编码：063020 电话：（0315）317 9450/51 传真：（0315）317 9733 太原 太原市府西街69号国际贸易 中心西塔16层1609B-1601室 邮政编码：030002 电话：（0351）868 9048 传真：（0351）868 9046 乌鲁木齐 乌鲁木齐市五一路160号 新疆鸿福大饭店贵宾楼918室 邮政编码：830000 电话：（0991）582 1122 传真：（0991）584 6288 洛阳 洛阳市中州西路15号 洛阳牡丹大酒店4层415房间 邮政编码：471003 电话：（0379）6468 0295 传真：（0379）6468 0296 兰州 兰州市东岗西路589号 锦江阳光酒店21层2111室 邮政编码：730000 电话：（0931）888 5151 传真：（0931）881 0707 烟台 烟台市南大街9号 烟台金都大厦9层12室 邮政编码：264001 电话：（0535）212 1880 传真：（0535）212 1887 淄博 淄博市张店区共青团西路95号 钻石商务大厦19层L单元 邮政编码：255036 电话：（0533）230 9898 传真：（0533）230 9944 银川 银川市北京东路123号 太阳神大酒店A区1507房间 邮政编码：750001 电话：（0951）786 9866 传真：（0951）786 9867

天津经济技术开发区第三大街 广场东路20号滨海金融街东区 E4C座三层15号 邮政编码：300457 电话：（022）5981 0333 传真：（022）5981 0335 济宁 济宁市  河路58号 银河大厦6层610号房间 邮政编码：272100 电话：（0537）248 9000 传真：（0537）248 9111 石家庄 石家庄市中山东路303号 石家庄世贸广场酒店1309室 邮政编码：050011 电话：（0311）8669 5100 传真：（0311）8669 5300 东北区 沈阳 沈阳市沈河区青年大街109号 沈阳凯宾斯基饭店5层 邮政编码：110014 电话：（024）2334 1110 传真：（024）2295 0715/18 锦州 锦州市古塔区解放路2段91号 金厦国际饭店5层 邮政编码：121001 电话：（0416）233 0867/87 传真：（0416）233 0971 大连 大连市西岗区中山路147号 大连森茂大厦8楼 邮政编码：116011 电话：（0411）8369 9760 传真：（0411）8360 9468 哈尔滨 哈尔滨市南岗区红军街15号 奥威斯发展大厦30层A座 邮政编码：150001 电话：（0451）5300 9933 传真：（0451）5300 9990 长春 长春市西安大路569号 长春香格里拉大饭店401房间 邮政编码：130061 电话：（0431）8898 1100 传真：（0431）8898 1087 鞍山 鞍山市铁东区东风街108号 鞍钢东山宾馆2层 邮政编码：114010 电话：（0412）558 1611 传真：（0412）555 9611 呼和浩特 呼和浩特市乌兰察布西路 内蒙古饭店15层1502房间 邮政编码：010010 电话：（0471）693 8888-1502 传真：（0471）620 3949 华东区 上海 上海市浦东新区浦东大道1号 中国船舶大厦10楼 邮政编码: 200120 电话: （021）3889 3889 传真: （021）5879 3104 长沙 长沙市五一大道456号 亚大时代2101房 邮政编码：410011 电话：（0731）446 7770 传真：（0731）446 7771 南京 南京市玄武区中山路228号 地铁大厦18层 邮政编码：210008 电话：（025）8456 0550 传真：（025）8451 1612

连云港 连云港市连云区中华西路 千樱小区B幢3单元601室 邮政编码：222042 电话：（0518）8231 3929 传真：（0518）8231 3929 扬州 杨州市江阳中路43号 九州大厦7楼704房间 邮政编码：225009 电话：（0514）8778 4218 传真：（0514）8787 7115 淮南 淮南市田家庵区朝阳中路润 丰格美商务酒店8450室 邮政编码：232001 电话：（0554）667 4623 传真：（0554）667 4623 芜湖 芜湖市北京东路259号 世纪花园H座1902室 邮政编码：241000 电话：（0553）312 0733 传真：（0553）312 0550 金华 金华市双龙南路276号 金华日报社大楼14层 邮政编码：321004 电话：（0579）318 8750/51 传真：（0579）318 8752 杭州 杭州市西湖区杭大路15号 嘉华国际商务中心1710室 邮政编码：310007 电话：（0571）8765 2999 传真：（0571）8765 2998 无锡 无锡市中山路343号 东方广场21层A/B/J/K座 邮政编码：214002 电话：（0510）8273 6868 传真：（0510）8276 8481 合肥 合肥市濉溪路278号 财富广场27层2701、2702室 邮政编码：230041 电话：（0551）568 1299 传真：（0551）568 1256 宜昌 宜昌市东山大道95号 清江大厦2011室 邮政编码：443000 电话：（0717）631 9033 传真：（0717）631 9034 徐州 徐州市彭城路93号 泛亚大厦18层 邮政编码：221003 电话：（0516）8370 8388 传真：（0516）8370 8308 武汉 武汉市汉口江汉区建设大道709号 建银大厦18层 邮政编码：430015 电话：（027）8548 6688 传真：（027）8548 6668 温州 温州市车站大道 高联大厦9楼B1室 邮政编码：325000 电话：（0577）8606 7091 传真：（0577）8606 7093 苏州 苏州市新加坡工业园苏华路2号 国际大厦11层17-19单元 邮政编码：215021 电话：（0512）6288 8191 传真：（0512）6661 4898 宁波 宁波市江东区中兴路717号 华宏国际中心1608室 邮政编码：315040 电话：（0574）8785 5377 传真：（0574）8787 0631

南通市人民中路20 号中城大酒店 （汉庭酒店）9楼9988 邮政编码：226001 电话：（0513）8532 2488 传真：（0513）8532 2058 华南区 广州 广州市天河路208号 天河城侧粤海天河城大厦8-10层 邮政编码：510620 电话：（020）8732 0088 传真：（020）8732 0084 福州 福州市五四路136号 中银大厦21层 邮政编码：350003 电话：（0591）8750 0888 传真：（0591）8750 0333 南宁 南宁市民族大道109号 投资大厦9层908-910室 邮政编码：530022 电话：（0771）552 0700 传真：（0771）552 0701 深圳 深圳市华侨城汉唐大厦9楼 邮政编码：518053 电话：（0755）2693 5188 传真：（0755）2693 4245 东莞 东莞市南城区宏远路1号 宏远大厦1403-1405室 邮政编码：523087 电话：（0769）2240 9881 传真：（0769）2242 2575 厦门 厦门市厦禾路189号 银行中心29楼2909C-2910单元 邮政编码：361003 电话：（0592）268 5508 传真：（0592）268 5505 佛山 佛山市汾江南路38号 东建大厦16A 邮政编码：528000 电话：（0757）8232 6710 传真：（0757）8232 6720 海口 海口市大同路38号 海口国际商业大厦1042房间 邮政编码：570102 电话：（0898）6678 8038 传真：（0898）6652 2526 珠海 珠海市景山路193号 珠海石景山旅游中心229房间 邮政编码：519015 电话：（0756）337 0869 传真：（0756）332 4473 汕头 汕头市金海湾大酒店1502房 邮政编码：515041 电话：（0754）848 1196 传真：（0754）848 1195 江门 江门市港口一路22号 银晶酒店1209房 邮政编码：529030 电话：（0750）318 0680/81/82 传真：（0750）318 0810 柳州 柳州市青云路8号 时代商厦12层1202室 邮政编码：545001 电话：（0772）282 2252 传真：（0772）281 6623 南昌 南昌市北京西路88号 江信国际大厦1401室 邮政编码：330046 电话：（0791）630 4866 传真：（0791）630 4918

成都 成都市人民南路二段18号 川信大厦18/17楼 邮政编码：610016 电话：（028）8619 9499 传真：（028）8619 9355 重庆 重庆市渝中区邹容路68号 大都会商厦18层1809-12 邮政编码：400010 电话：（023）6382 8919 传真：（023）6370 0612 攀枝花 攀枝花市炳草岗新华街 泰隆国际商务大厦 B座16层B2-2 邮政编码：617000 电话：（0812）335 9500/01 传真：（0812）335 9718 宜宾 宜宾市长江大道东段67号 华荣酒店0233号房 邮政编码：644002 电话：（0831）233 8078 传真：（0831）233 2680 绵阳 绵阳市高新区火炬广场 西街北段89号长虹大酒店 四楼商务会议中心 邮政编码：621000 电话：（0816）241 0142 传真：（0816）241 8950 昆明 昆明市青年路395号 邦克大厦27楼 邮政编码：650011 电话：（0871）315 8080 传真：（0871）315 8093 贵阳 贵州市神奇路69号 圣沣酒店10层 邮政编码：550002 电话：（0851）557 2112 传真：（0851）556 3937 售后维修服务中心 西门子工厂自动化工程有限公司（SFAE） 北京市朝阳区仙桥东路9号 A1栋8层 邮政编码：100016 电话：（010）8459 7000 传真：（010）8459 7070 上海西门子工业自动化有限公司（SIAS） 上海市中山南二路1089号 徐汇苑大厦22-25楼 邮政编码：200030 电话：（021）5410 8666 传真：（021）6757 9500 技术培训与热线电话 北京：（010）8459 7518 上海：（021）6281 5933-116 广州：（020）3761 9458 武汉：（027）8548 6688-6400 沈阳：（024）2294 9880/2294 9886 重庆：（023）6382 8919/3002 技术资料 北京：（010）6476 3726 技术支持与服务热线 电话：400-810-4288 传真：（010）6471 9991 E-mail：4008104288.cn@siemens.com Web: www.4008104288.com.cn 亚太技术支持（英文服务） 及软件授权维修热线 电话：（010）6475 7575 传真：（010）6474 7474 Email:  support.asia.automation@siemens.com 网站 www.ad.siemens.com.cn

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